February 21, 1994
McCormick and Company, Inc.                   Part I - Exhibit 11

(In Thousands Except Per Share Amounts)

Statement re Computation of Per-Share Earnings*

                                                                 Year           Year         Year
                                                                 Ended          Ended        Ended
                                                                 Nov 30         Nov 30       Nov 30
                                                                 1993           1992         1991
Computation for Statement of Income

Net Income                                                       $73,054         $95,217      $80,924

Reconciliation of Weighted Average Number of
  Shares Outstanding to Amount used in Primary
  Earnings Per Share Computation
      Weighted Average Number of Shares
        Outstanding                                               80,799          80,116       80,030
      Add - Dilutive Effect of Outstanding Options
        (as Determined by the Application of the
         Treasury Stock Method)                                      967           1,802        2,366

  Weighted Average Number of Shares Outstanding
    As Adjusted for Equivalent Shares                             81,766          81,918       82,396

      PRIMARY EARNINGS PER SHARE                                   $0.89           $1.16        $0.98



                                                                 Year           Year         Year
                                                                 Ended          Ended        Ended
                                                                 Nov 30         Nov 30       Nov 30
Computation for Statement of Income                              1993           1992          1991


Reconciliation of Weighted Average Number of
  Shares Outstanding to Amount used in Fully Diluted
  Earnings Per Share Computation
    Weighted Average Number of Shares Outstanding                80,799          80,116       80,030
    Add - Dilutive Effect of Outstanding Options
      (As Determined by the Application of the
      Treasury Stock Method)                                        990           1,857        2,514

  Weighted Average Number of Shares Outstanding
    As Adjusted for Equivalent Shares                            81,789          81,973       82,544

    FULLY DILUTED EARNINGS PER SHARE                              $0.89           $1.16        $0.98




 *See 1993 Annual Report, Note (1) of the Notes to Financial Statements.
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